UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 13, 2006
Date of Report (Date of earliest event reported)

TIB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Florida	0000-21329	65-0655973
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)
599 9th Street North, Suite 101 Naples, Florida		34102-5624
(Address of principal executive offices)		(Zip Code)
(239) 263-3344
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On November 13, 2006, TIB Financial Corp. entered into a definitive Plan of Merger and Merger Agreement (the “Agreement”) with The Bank of Venice. Under the terms of the Agreement, The Bank of Venice, a Florida state chartered bank will become a wholly-owned subsidiary of TIB Financial Corp. Shareholders of The Bank of Venice will be entitled to receive $18.00 per share in TIB Financial common stock, and may elect to receive 10% of the consideration in cash. The terms of the merger are more fully described in the Agreement which is attached as Exhibit 10.1 to this report. The closing of the merger is subject to the satisfaction of certain conditions, including regulatory approval and the approval by The Bank of Venice shareholders. The parties contemplate closing during the first quarter of 2007.

ITEM 7.01 Regulation FD Disclosure

On November 13, 2006, the Company issued a press release announcing the Agreement between TIB Financial Corp. and The Bank of Venice. A copy of the press release is attached to this filing as Exhibit 99.1. All information in the press release, appearing in Exhibit 99.1, is furnished but not filed pursuant to Regulation FD.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Plan of Merger and Merger Agreement between TIB Financial Corp, The Bank of Venice and TBV Interim Bank.

99.1	Press Release dated November 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIB FINANCIAL CORP.
	By:	/s/ Edward V. Lett
Edward V. Lett
President and Chief Executive Officer
Date: November 13, 2006